EXHIBIT 23.2

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated July 28, 2005 relating to the financial statements of Miller Petroleum, Inc. as of and for the years ended April 30, 2005 and 2004, and the reference to our firm under the caption "Experts" in this Registration Statement.

Rodefer Moss & Co, PLLC

Knoxville, Tennessee,
April 24, 2006.